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                                                                   Exhibit 10.24

                            Schedule to Exhibit 10.24

         Pursuant to Instruction 2 to Item 601 of Regulation S-K under the Securities Act of 1933, as amended, the following is a schedule of documents substantially identical in all material respects except as to the parties thereto, the dates of execution, or other material details from the document filed as Exhibit 10.24.

Exhibit 10.24 Filed

Agreement:   Exclusive Technical and Consulting Services Agreement
Date:        September 26, 2003
Party A:     Beijing Super Channel Network Limited
Party B:     Beijing Lei Ting Wan Jun Network Technology Limited
Terms:       Fees collectible by Party A for the technical and consulting services are calculated based on the number of page views of Party
             B's websites per month according to the following formula: Fees per month = RMB20 x (Actual page views per month/1000).

Agreements Substantially Identical to Exhibit 10.24 and Omitted

Agreement:   Exclusive Technical and Consulting Services Agreement
Date:        September 26, 2003
Party A:     Beijing Super Channel Network Limited
Party B:     Shenzhen Freenet Information Technology Company Limited
Terms:       Fees collectible by Party A for the technical and consulting services are calculated based on the number of page views of Party
             B's websites per month according to the following formula: Fees per month = RMB20 x (Actual page views per month/1000).

Agreement:   Exclusive Technical and Consulting Services Agreement
Date:        November 19, 2003
Party A:     Puccini Network Limited (Beijing) Limited
Party B:     Beijing Lei Ting Wu Ji Network Technology Limited
Terms:       Fees collectible by Party A for the technical and consulting services are calculated based on the amount of usage by users for Party B's services according to the following formula: Fees per month = 50% of the amount of the fees collected by Party B for its services x Number of minutes used per month

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[Translation of Chinese original]

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                   EXCLUSIVE TECHNICAL AND CONSULTING SERVICES
                                   AGREEMENT

     This Exclusive Technical Consulting and Services Agreement (the "Agreement") is entered into as of September 26, 2003 between the following two parties [ ].

Party A:         Beijing Super Channel Network Limited
Legal Address:   F09, 2/nd/ Floor, 3 Yongchangbeilu Road, Beijing Economic and
                 Technological Development Zone, China

Party B:         Beijing Lei Ting Wan Jun Network Technology Co., Ltd.
Legal Address:   C01, Yongchang Business Center, 3 Yongchangbeilu Road,
                 Beijing Economic and Technological Development Zone, China

     WHEREAS, Party A, a wholly foreign-owned enterprise registered in People's Republic of China (the "PRC") under the laws of PRC, which owns resources to provide the technical and consulting services.

     WHEREAS, Party B, a wholly domestic invested company registered in PRC, is licensed by Beijing Municipal Telecommunication Management Bureau to engage in the business of the Internet information provision service, Internet access service, mobile network value-added telecommunication service;

     WHEREAS, Party A shall be the provider of technical and consulting services to Party B, and Party B hereby agrees to accept such technical and consulting services;

     WHEREAS, Party A executed a Technical Service Agreement with Party B in June 12th, 2001 (the "Former Agreement") and now the parties intend to amend the Former Agreement.

     NOW THEREFORE, the parties agree to amend the Former Agreement as follows:

1.   Online Consulting and Services; Ownership

     1.1 During the term of this Agreement, Party A agrees to, as the exclusive technical consulting and services provider of Party B, provide the exclusive technical consulting and services to Party B (the content is specified in Appendix 1). Party A further agrees that, during the term of this Agreement, it shall not provide any technical consulting and services to any other third party, except to Shenzhen Freenet Information Technology Co., Ltd., without Party B's prior written consent.

     1.2 Party B hereby agrees to accept such exclusive technical and consulting services. Party B further agrees that, during the term of this Agreement, it shall not utilize

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          any third party to provide such technical and consulting services for such above-mentioned business without the prior written consent of Party A.

     1.3 Party A shall be the sole and exclusive owner of all rights, title and interests to any and all intellectual property rights arising from the performance of this Agreement, including, but not limited to, any copyrights, patent, know-how and otherwise, whether developed by Party A or Party B based on Party A's intellectual property.

2. Calculation and Payment of the Fee for Technical and Consulting Services (the "Fee")

     The parties agree that the Fee under this Agreement shall be determined according to the Appendix 2.

3.   Representations and Warranties

     3.1  Party A hereby represents and warrants as follows:

          3.1.1 Party A is a company duly registered and validly existing under the laws of the PRC;

          3.1.2 Party A has full right, power, authority and capacity and all consents and approvals of any other third party and government necessary to execute and perform this Agreement, which shall not be against any enforceable and effective laws or contracts;

          3.1.3 the Agreement will constitute a legal, valid and binding agreement of Party A enforceable against it in accordance with its terms upon its execution.

     3.2  Party B hereby represents and warrants as follows:

          3.2.1 Party B is a company duly registered and validly existing under the laws of the PRC and is licensed to engage in the business of Internet information provision services.

          3.2.2 Party B has full right, power, authority and capacity and all consents and approvals of any other third party and government necessary to execute and perform this Agreement, which shall not be against any enforceable and effective laws or contracts.

          3.2.3 Once the Agreement has been duly executed by both parties, it will constitute a legal, valid and binding agreement of Party B enforceable against it in accordance with its terms upon its execution.

4.   Confidentiality

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     4.1  Party B agrees to use all reasonable means to protect and maintain the confidentiality of Party A's confidential data and information acknowledged or received by Party B by accepting the exclusive consulting and services from Party A (collectively the "Confidential Information"). Party B shall not disclose or transfer any Confidential Information to any third party without Party A's prior written consent. Upon termination or expiration of this Agreement, Party B shall, at Party A's option, return all and any documents, information or software contained any of such Confidential Information to Party A or destroy it, delete all of such Confidential Information from any memory devices, and cease to use them.

     4.2 Section 4.1 shall survive after any amendment, expiration or termination of this Agreement.

5.   Indemnity

     Party B shall indemnify and hold harmless Party A from and against any loss, damage, obligation and cost arising out of any litigation, claim or other legal procedure against Party A resulting from the contents of the technical consulting and services demanded by Party B.

6.   Effective Date and Term

     6.1 This Agreement shall be executed and come into effect as of the date first set forth above. The term of this Agreement is ten (10) years, unless earlier terminated as set forth in this Agreement or in accordance with the terms set forth in the agreement entered into by both parties separately.

     6.2 This Agreement may be extended only if Party A gives its written consent of the extension of this Agreement before the expiration of this Agreement. However, both parties shall, through negotiations, determine the extension term.

7.   Termination

     7.1  Termination on Expiration

          This Agreement shall expire on the date due unless this Agreement is extended as set forth above.

     7.2  Early Termination

          During the term of this Agreement, Party B can not terminate this Agreement except in the case of gross negligence, fraud or other illegal acts or bankruptcy of Party A. Notwithstanding the above-mentioned, Party A may terminate this Agreement at any time with a written notice to Party B 30 days before such termination.

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     7.3  Survival.

          Article 4 and 5 shall survive after the termination or expiration of this Agreement.

8.   Settlement of Disputes

The parties shall strive to settle any dispute arising from the interpretation or performance in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC"). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

9.   Force Majeure

     9.1 Force Majeure, which includes acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, means any event that is beyond the party's reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event of Force Majeure. The affected party who is claiming to be not liable to its failure of fulfilling this Agreement by Force Majeure shall inform the other party, without delay, of the approaches of the performance of this Agreement by the affected party.

     9.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After the event of Force Majeure is removed, both parties agree to resume performance of this Agreement with their best efforts.

10.  Notices

     Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and shall be deemed to be duly given when it is delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of the relevant party or parties set forth below.

     Party A:   Beijing Super Channel Network Limited.
                8/F Tower W3 Oriental Plaza, 1 DongChangan Avenue, Dongcheng District, Beijing, China

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                Attention:
                Telephone No.: 010-65283399
                Facsimile No.: 010-85181160

     Party B:   Beijing Lei Ting Wan Jun Network Technology Co., Ltd.
                8/F Tower W3 Oriental Plaza, 1 DongChangan Avenue, Dongcheng District, Beijing, China

                Attention:
                Telephone No.:010-65283399
                Facsimile No.: 010-85181160

11.  No Assignment or Sublicense by the Licensee

     Party B may not assign its rights or obligations under this Agreement to any third party without the prior written consent of Party A.

12.  Severability

     Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that any other provision of this Agreement invalid or unenforceable in any other jurisdiction.

13.  Amendment and Supplement

     Any amendment and supplement of this Agreement shall come into force only after a written agreement is signed by both parties. The amendment and supplement duly executed by both parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

14.  Governing Law

     This Agreement shall be governed by and construed in accordance with the PRC laws.

15.  Appendices

     This Agreement is the amendment to the Former Agreement and this Agreement shall replace the Former Agreement upon its coming into effect.

     IN WITNESS THEREOF the parties hereto have caused this Agreement to be duly

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executed on their behalf by a duly authorized representative as of the date first set forth above.


Licensor :  Beijing Super Channel Network Limited.

Representative:______________________


Licensee:  Beijing Lei Ting Wan Jun Network Technology Co., Ltd.

Representative:______________________

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Appendix 1: The list of Technical and Consulting Services

Party A shall provide technical and consulting services as follows:

1.   maintenances of the machine room and website;
2.   provision and maintenances of the office network;
3.   integrated security services for the website;
4. design and implementation of the integrated structure of the network of the website, including the installation of the server system and 24 hours' daily maintenances each week.

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Appendix 2: Calculation and Payment of the Fee for Technical and Consulting
Services
1. The fees for technical and consulting services provided by Party A to Party B shall be calculated by the following formulae:

fees per month = standard fees per month  X   actual times of Pageview per month
                   for 1000 times of          ----------------------------------
                      Pageviews                              1,000

standard fees per month for 1000 times of Pageviews = Renminbi 20

2. Party A shall adjust the standard fees per month for 1K times of Pageviews in accordance with the actual operation of Party B and then adjust the fees per month. Party B is obliged, from time to time, to provide Party A with information and data upon Party A's request. Party A is entitled to check or review, from to time, such information and data.

3. Party B shall pay fees for technical consulting and services of last month to the account designated by Party A before the date of 7 of every month.

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